UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 11, 2007

ACCELLENT INC.
(Exact name of registrant as specified in its charter)

Maryland	333-130470	84-1507827
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Fordham Road
Wilmington, Massachusetts		01887
(Address of principal executive offices)		(Zip Code)

(978) 570-6900
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01        Regulation FD Disclosure

Accellent Inc. (the “Company”) has commenced discussions with lenders under its senior secured credit facility pursuant to which it is seeking an amendment with respect to certain covenants contained in that facility relating to a maximum ratio of consolidated net debt to consolidated adjusted EBITDA and a minimum ratio of consolidated adjusted EBITDA to consolidated interest expense. Any such amendment would require the consent of the holders of a majority of outstanding loans and commitments under the facility.  No assurance can be made that any such amendment will be obtained on terms satisfactory to the Company, or at all. As of March 31, 2007, the Company was in compliance with all of the covenants contained in its senior secured credit facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 11, 2007	ACCELLENT INC.

	By:	/s/ Stewart A. Fisher
Name: Stewart A. Fisher Title: Chief Financial Officer, Executive Vice President, Treasurer and Secretary